Exhibit 99.1

Forward Air Corporation Reports Second Quarter 2009 Results

GREENEVILLE, Tenn.--(BUSINESS WIRE)--July 20, 2009--Forward Air Corporation (NASDAQ:FWRD) today reported revenue, operating income, net income and diluted earnings per share for the second quarter and six months ended June 30, 2009.

Operating revenue for the quarter ended June 30, 2009 decreased 18.0% to $99.7 million from $121.6 million for the same quarter in 2008. Income from operations was $4.9 million, compared with $20.3 million in the prior-year quarter. As a percent of operating revenue, income from operations decreased to 4.9% from 16.7% for the same quarter last year. Net income during the period decreased to $2.8 million from $12.1 million in the prior-year quarter. Income per diluted share from operations for the second quarter of 2009 was $0.10 compared with $0.42 in the prior-year quarter.

Operating revenue for the six months ended June 30, 2009 decreased 14.5% to $196.3 million from $229.5 million for the same period in 2008. Results from operations, which includes a first quarter non-cash, pre-tax charge of $7.2 million primarily for goodwill impairment related to the Company’s Forward Air Solutions segment, was a loss of $0.2 million, compared with income from operations of $36.9 million in the prior-year period. Including the impact of the goodwill impairment, the Company’s net loss for the six months ended June 30, 2009, was $0.3 million, compared with net income of $22.1 million in the prior-year period. Net loss per share for the first six months of 2009 was $0.01 compared with net income per diluted share of $0.76 in the prior-year period.

Bruce A. Campbell, Chairman, President, and CEO, said “As expected, the challenging freight environment resulting from the global economic recession persisted throughout the second quarter. However, during the quarter, volumes in our core airport-to-airport business showed signs of stabilization. Our second quarter tonnage declined on a year-over-year basis but slightly less than the decline we experienced in the first quarter. During the quarter, our yield was severely impacted by the intense pricing pressure which began for us near the end of the first quarter as well as a difficult prior year fuel surcharge comparison.”

Commenting further, Mr. Campbell said, “During this severe economic downturn, our goal, in our airport to airport operations, has been and continues to be aggressive and effective management of our expenses to the current business levels without jeopardizing the superior earnings power of the model. Thus far, we have been successful in that regard while generating respectable profits and cash flows given the conditions.”

In closing Mr. Campbell said, “During the quarter, we were most encouraged by the performance of our Forward Air Solutions team. On the strength of nearly $13 million of annualized new business brought on during the quarter as well as significant overhead reductions, Solutions returned to profitability in the month of June. With our current cost structure and assuming consistent business levels, Solutions should be a bottom line contributor for the balance of the year.”

Commenting further on the quarter, Rodney L. Bell, Senior Vice President and CFO said, “During the quarter, we generated $4.9 million of cash flow from operations compared to $6.3 million in the second quarter of 2008 and ended the period with over $24 million in cash. We used approximately $10 million of cash to fund the construction of our Dallas regional hub which opened in late June. This state of the art facility will house both our airport-to-airport and pool distribution operations, as well as our back-up data center. This allows for the consolidation of multiple Dallas facilities which will reduce leasehold expense and drive operational efficiency. With the exception of approximately $4 million of final payments on our Dallas facility, we expect our capital expenditures for the balance of the year to be minimal allowing for debt reduction or the further accumulation of cash. Consistent with the end of the first quarter, we owed $50 million on our line of credit with $39.5 million of availability.”

Commenting further Mr. Bell said, “Assuming no further material deterioration in the environment, for the third quarter of 2009, we anticipate a year-over-year decline in revenue in the range of 15 to 20% and expect income per diluted share to be between $0.08 and $0.14 per share.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2009 results on Tuesday, July 21, 2009 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after completion of the live call.

About Forward Air Corporation:

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 84 terminals located on or near major airports in the United States and Canada. It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 19 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Operating revenue:
Forward Air
Airport-to-airport	$65,182	$89,187	$128,240	$171,246
Logistics	12,279	14,838	25,473	27,091
Other	5,666	6,188	11,379	11,977
Forward Air Solutions
Pool distribution	16,570	11,350	31,221	19,187
Total operating revenue	99,697	121,563	196,313	229,501

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	27,830	33,472	53,983	65,011
Logistics	9,518	10,818	19,798	19,998
Other	1,230	1,572	2,294	3,205
Forward Air Solutions
Pool distribution	3,395	2,069	6,027	3,242
Total purchased transportation	41,973	47,931	82,102	91,456
Salaries, wages and employee benefits	29,187	29,404	58,243	55,851
Operating leases	6,820	5,884	13,809	10,735
Depreciation and amortization	4,823	3,998	9,682	7,696
Insurance and claims	2,223	1,614	4,939	3,874
Fuel expense	1,637	3,289	3,319	5,413
Other operating expenses	8,161	9,181	17,216	17,564
Impairment of goodwill and other intangible assets	--	--	7,157	--
Total operating expenses	94,824	101,301	196,467	192,589
Income (loss) from operations	4,873	20,262	(154)	36,912

Other (expense) income:
Interest expense	(150)	(328)	(291)	(629)
Other, net	20	56	(2)	210
Total other expense	(130)	(272)	(293)	(419)
Income (loss) before income taxes	4,743	19,990	(447)	36,493
Income taxes	1,899	7,888	(186)	14,383
Net income (loss)	$2,844	$12,102	$(261)	$22,110

Net income (loss) per share:
Basic	$0.10	$0.42	$(0.01)	$0.77
Diluted	$0.10	$0.42	$(0.01)	$0.76
Weighted average shares outstanding:
Basic	28,927	28,805	28,916	28,737
Diluted	28,977	29,126	28,916	29,041

Dividends per share:	$0.07	$0.07	$0.14	$0.14

Forward Air Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008(a)
Assets
Current assets:
Cash	$24,072	$22,093
Accounts receivable, net	50,039	57,206
Other current assets	17,667	12,290
Total current assets	91,778	91,589

Property and equipment	199,819	186,377
Less accumulated depreciation and amortization	69,345	63,401
Total property and equipment, net	130,474	122,976
Goodwill and other acquired intangibles:
Goodwill	43,332	50,230
Other acquired intangibles, net	38,144	40,708
Total goodwill and other acquired intangibles	81,476	90,938
Other assets	1,655	2,024
Total assets	$305,383	$307,527

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,477	$11,633
Accrued expenses	16,471	12,927
Current portion of debt and capital lease obligations	1,231	1,602
Total current liabilities	27,179	26,162

Long-term debt and capital lease obligations, less current portion	52,633	53,035
Other long-term liabilities	3,602	3,055
Deferred income taxes	6,572	8,841

Shareholders’ equity:
Common stock	289	289
Additional paid-in capital	13,527	10,249
Retained earnings	201,581	205,896
Total shareholders’ equity	215,397	216,434
Total liabilities and shareholders’ equity	$305,383	$307,527

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30,	June 30,
	2009	2008
Operating activities:
Net income	$2,844	$12,102
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,823	3,998
Share-based compensation	1,635	1,585
(Gain) loss on sale or disposal of property and equipment	(21)	5
Provision for (recovery) loss on receivables	(256)	18
Provision for revenue adjustments	574	908
Deferred income taxes	(583)	914
Tax benefit for stock options exercised	--	(354)
Changes in operating assets and liabilities:
Accounts receivable	(1,915)	(12,864)
Prepaid expenses and other current assets	(1,064)	(2,830)
Accounts payable and accrued expenses	(1,101)	2,831
Net cash provided by operating activities	4,936	6,313

Investing activities:
Proceeds from disposal of property and equipment	90	29
Purchases of property and equipment	(10,288)	(2,710)
Acquisition of businesses	--	(120)
Other	468	(44)
Net cash used in investing activities	(9,730)	(2,845)

Financing activities:
Payments of debt and capital lease obligations	(437)	(264)
Borrowings on line of credit	--	10,000
Payments on line of credit	--	(15,000)
Proceeds from exercise of stock options	--	1,182
Payments of cash dividends	(2,028)	(2,023)
Common stock issued under employee stock purchase plan	99	145
Cash settlement of share-based awards for minimum tax withholdings	(9)	(15)
Tax benefit for stock options exercised	--	354
Net cash used in financing activities	(2,375)	(5,621)
Net decrease in cash	(7,169)	(2,153)
Cash at beginning of period	31,241	3,235
Cash at end of period	$24,072	$1,082

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30,	June 30,
	2009	2008
Operating activities:
Net (loss) income	$(261)	$22,110
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	9,682	7,696
Impairment of goodwill and other intangible assets	7,157	--
Share-based compensation	3,415	3,120
(Gain) loss on sale or disposal of property and equipment	(12)	21
Provision for (recovery) loss on receivables	(291)	113
Provision for revenue adjustments	1,368	1,904
Deferred income taxes	(2,543)	1,428
Tax benefit for stock options exercised	--	(1,079)
Changes in operating assets and liabilities:
Accounts receivable	6,091	(18,301)
Prepaid expenses and other current assets	(359)	(2,371)
Accounts payable and accrued expenses	(2,852)	2,514
Net cash provided by operating activities	21,395	17,155

Investing activities:
Proceeds from disposal of property and equipment	217	33
Purchases of property and equipment	(15,025)	(5,355)
Acquisition of businesses	--	(18,646)
Other	356	(93)
Net cash used in investing activities	(14,452)	(24,061)

Financing activities:
Payments of debt and capital lease obligations	(773)	(870)
Borrowings on line of credit	--	30,000
Payments on line of credit	--	(25,000)
Proceeds from exercise of stock options	--	2,138
Payments of cash dividends	(4,053)	(4,036)
Common stock issued under employee stock purchase plan	99	145
Cash settlement of share-based awards for minimum tax withholdings	(237)	(377)
Tax benefit for stock options exercised	--	1,079
Net cash (used in) provided by financing activities	(4,964)	3,079
Net increase (decrease) in cash	1,979	(3,827)
Cash at beginning of period	22,093	4,909
Cash at end of period	$24,072	$1,082

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2009	Revenue	2008	Revenue	Change	Change
Operating revenue
Forward Air	$83.3	83.6%	$110.9	91.2%	$(27.6)	(24.9)%
FASI	16.7	16.7	11.4	9.4	5.3	46.5
Intercompany Eliminations	(0.3)	(0.3)	(0.7)	(0.6)	0.4	(57.1)
Total	99.7	100.0	121.6	100.0	(21.9)	(18.0)

Purchased transportation
Forward Air	38.7	46.5	45.9	41.4	(7.2)	(15.7)
FASI	3.6	21.5	2.7	23.7	0.9	33.3
Intercompany Eliminations	(0.3)	100.0	(0.7)	100.0	0.4	(57.1)
Total	42.0	42.2	47.9	39.4	(5.9)	(12.3)

Salaries, wages and employee benefits
Forward Air	21.1	25.3	24.7	22.3	(3.6)	(14.6)
FASI	8.1	48.5	4.7	41.2	3.4	72.3
Total	29.2	29.3	29.4	24.2	(0.2)	(0.7)

Operating leases
Forward Air	4.7	5.6	4.6	4.2	0.1	2.2
FASI	2.1	12.6	1.3	11.4	0.8	61.5
Total	6.8	6.8	5.9	4.8	0.9	15.3

Depreciation and amortization
Forward Air	3.9	4.7	3.6	3.2	0.3	8.3
FASI	0.9	5.4	0.4	3.5	0.5	125.0
Total	4.8	4.8	4.0	3.3	0.8	20.0

Insurance and claims
Forward Air	1.7	2.0	1.6	1.4	0.1	6.2
FASI	0.5	3.0	--	--	0.5	100.0
Total	2.2	2.2	1.6	1.3	0.6	37.5

Fuel expense
Forward Air	0.7	0.8	1.8	1.6	(1.1)	(61.1)
FASI	0.9	5.4	1.5	13.2	(0.6)	(40.0)
Total	1.6	1.6	3.3	2.7	(1.7)	(51.5)

Other operating expenses
Forward Air	6.7	8.1	8.0	7.2	(1.3)	(16.3)
FASI	1.5	9.0	1.2	10.5	0.3	25.0
Total	8.2	8.2	9.2	7.6	(1.0)	(10.9)

Income (loss) from operations
Forward Air	5.8	7.0	20.7	18.7	(14.9)	(72.0)
FASI	(0.9)	(5.4)	(0.4)	(3.5)	(0.5)	125.0
Total	$4.9	4.9%	$20.3	16.7%	$(15.4)	(75.9)%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2009	Revenue	2008	Revenue	Change	Change
Operating revenue
Forward Air	$165.5	84.3%	$211.2	92.0%	$(45.7)	(21.6)%
FASI	31.4	16.0	19.2	8.4	12.2	63.5
Intercompany Eliminations	(0.6)	(0.3)	(0.9)	(0.4)	0.3	(33.3)
Total	196.3	100.0	229.5	100.0	(33.2)	(14.5)

Purchased transportation
Forward Air	76.2	46.1	88.2	41.8	(12.0)	(13.6)
FASI	6.4	20.4	4.1	21.4	2.3	56.1
Intercompany Eliminations	(0.5)	83.3	(0.9)	100.0	0.4	(44.4)
Total	82.1	41.8	91.4	39.8	(9.3)	(10.2)

Salaries, wages and employee benefits
Forward Air	42.5	25.7	47.3	22.4	(4.8)	(10.1)
FASI	15.7	50.0	8.6	44.8	7.1	82.6
Total	58.2	29.7	55.9	24.3	2.3	4.1

Operating leases
Forward Air	9.5	5.7	8.9	4.2	0.6	6.7
FASI	4.3	13.7	1.8	9.4	2.5	138.9
Total	13.8	7.0	10.7	4.7	3.1	29.0

Depreciation and amortization
Forward Air	7.9	4.8	7.0	3.3	0.9	12.9
FASI	1.8	5.7	0.7	3.6	1.1	157.1
Total	9.7	4.9	7.7	3.4	2.0	26.0

Insurance and claims
Forward Air	4.0	2.4	3.4	1.6	0.6	17.6
FASI	0.9	2.9	0.5	2.6	0.4	80.0
Total	4.9	2.5	3.9	1.7	1.0	25.6

Fuel expense
Forward Air	1.5	0.9	3.1	1.4	(1.6)	(51.6)
FASI	1.8	5.7	2.3	12.0	(0.5)	(21.7)
Total	3.3	1.7	5.4	2.4	(2.1)	(38.9)

Other operating expenses
Forward Air	14.1	8.5	15.4	7.3	(1.3)	(8.4)
FASI	3.2	10.2	2.1	10.9	1.1	52.4
Intercompany Eliminations	(0.1)	16.7	--	--	(0.1)	(100.0)
Total	17.2	8.8	17.5	7.6	(0.3)	(1.7)

Impairment of goodwill and other intangible assets
Forward Air	0.2	0.1	--	--	0.2	100.0
FASI	7.0	22.3	--	--	7.0	100.0
Total	7.2	3.7	--	--	7.2	100.0

(Loss) income from operations
Forward Air	9.6	5.8	37.9	18.0	(28.3)	(74.7)
FASI	(9.7)	(30.9)	(0.9)	(4.7)	(8.8)	977.8
Total	$(0.1)	(0.1)%	$37.0	16.1%	$(37.1)	(100.3)%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com